UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2011

TRIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34828	20-1320630
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101

San Diego, CA

(Address of principal executive offices)

92121

(Zip code)

(858) 452-0370

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 19, 2011, at 9:00 a.m. Eastern Time, Trius Therapeutics, Inc. hosted a conference call to provide an update regarding the announcement of results from the first phase 3 trial of tedizolid phosphate for treatment of acute bacterial skin and skin structure infections, or ABSSSI. A copy of the transcript of this conference call is attached as Exhibit 99.1 and is incorporated herein by reference.

A replay of the webcast of this conference call will be available under the Investors section of Trius’ website at http://investor.triusrx.com for 30 days following the call.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

By filing this Current Report on Form 8-K and furnishing this information, Trius makes no admission as to the materiality of any information in this report. The information contained in the transcript is summary information that is intended to be considered in the context of Trius’ other filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that Trius makes, by press release or otherwise, from time to time. Trius undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Trius cautions you that statements included in the transcript attached hereto as Exhibit 99.1 that are not a description of historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements, and the results of the 112 study are not necessarily indicative of the results of the 113 study. Such statements include, but are not limited to, statements regarding Trius’ ability to successfully complete its ongoing clinical trials and development programs and the expected timing for reporting of top-line data for the TR701-113 study. Risks that contribute to the uncertain nature of the forward-looking statements include: the success and timing of Trius’ preclinical studies and clinical trials; regulatory developments in the United States and foreign countries; changes in Trius’ plans to develop and commercialize its product candidates; the outcome of final analyses of data from recently-completed clinical trials of tedizolid may vary from Trius’ initial analyses and the FDA may not agree with Trius’ interpretation of such results; additional ongoing or planned clinical trials of tedizolid may produce negative or inconclusive results; Trius may decide, or the FDA may require Trius, to conduct additional clinical trials or to modify Trius’ ongoing clinical trials; Trius may experience delays in the commencement, enrollment, completion or analysis of clinical testing for its product candidates, or significant issues regarding the adequacy of its clinical trial designs or the execution of its clinical trials, which could result in increased costs and delays, or limit Trius’ ability to obtain regulatory approval; the third parties with whom Trius has partnered with for the development of tedizolid and upon whom Trius relies to conduct its clinical trials and manufacture its product candidates may not perform as expected; tedizolid may not receive regulatory approval or be successfully commercialized; unexpected adverse side effects or inadequate therapeutic efficacy of tedizolid could delay or prevent regulatory approval or commercialization; Trius’ ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel, Trius’ ability to obtain additional financing; and the accuracy of Trius’ estimates regarding expenses, future revenues and capital requirements. These and other risks and uncertainties are described more fully in Trius’ most recent Form 10-K, Forms 10-Q and other documents filed with the SEC, including those factors discussed under the caption “Risk Factors” in such filings. All forward-looking statements contained in this press release speak only as of the date on which they were made. Trius undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Conference call transcript dated December 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trius Therapeutics, Inc.

Dated: December 20, 2011	By:	/s/ John P. Schmid
	Name:	John P. Schmid
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Conference call transcript dated December 19, 2011